Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-76526, 33-80454, 33-88302, 333-2818, 333-07457, 333-62517, 333-62983, 333-64139, 333-68161, 333-49004, 333-61412, 333-76826), the Registration Statement on Form S-3 (No. 333-39453) and the Registration Statement on Form S-4 (No. 333-37393) of Rural/Metro Corporation of our report dated September 27, 2004, except for the first paragraph of Note 10, for which the date is February 14, 2005, relating to the consolidated financial statements, which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Phoenix, Arizona

February 16, 2005